Exhibit (p)(iv)

                                                            Draft April 26, 2000

                       INCOME RESEARCH & MANAGEMENT, INC.

                                 CODE OF ETHICS

I.   Definitions

     The following definitions are used throughout this code to make the text simpler and easier to read.

     A. Acquisition or acquire Any purchase and the receipt of any gift of a covered security.

     B. Access person Any director, officer or advisory person of IR&M. Advisory person means:

          1. Every employee of IR&M (or of any company in a control relationship to IR&M) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of covered securities by a fund or other client, or whose functions relate to the making of any recommendations about these purchases or sales of covered securities by a fund or other client and

          2. Every natural person in a control relationship to IR&M who obtains information about recommendations made to a fund or other client concerning the purchase or sale of a covered security and every other employee or independent contractor of IR&M designated as an access person by the compliance director.

     C. Beneficial ownership A direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of rule 16a-1 under the Securities Exchange Act of 1934 (the "1934 Act")) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. See the examples at the back of this code.

     D. Compliance director The IR&M officer who is responsible for enforcing and interpreting this code. The current compliance director is Jack A. Sommers.

     E. Control The power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

     F. Covered security Any security other than those excluded in subparagraphs 1 through 4 of this paragraph. The term covered security includes any type of equity or debt security, any rights to acquire, dispose of or otherwise relating to the security, such as put and call options, warrants and convertible securities, and any other derivative instrument based on the security. Covered securities exclude:



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          1.   Direct obligations of the government of the United States.

          2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

          3.   Shares  issued  by  open-end  management   investment   companies
               registered under the 1940 Act.

          4. Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "covered security" contained in rule 17j-1 under the 1940 Act.

     G.   Covered security held or to be acquired

          1.   Any covered security which, within the most recent 15 days:

               a.   Is or has been held by any fund or other IR&M client; or

               b. Is being or has been considered by the Adviser for purchase by a fund or other IR&M client. A covered security is "being or has been considered for purchase" when any individual who makes the final investment decision for a fund or other IR&M client is giving or has given serious consideration to a purchase of the covered security.

          2. Any option to purchase or sell, and any security convertible into, or exchangeable for, a covered security described in paragraph (1) of this definition.

     H. Disposition or dispose Any sale and the making of any personal or charitable gift of covered securities.

     I. Fund Any investment company registered under the 1940 Act or any series of a registered investment company for which IR&M acts as investment adviser or subadviser.

     J Immediate family member An IR&M employee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law. This term includes adoptive relationships.

     K. Initial public offering An offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 1934 Act.

     L. Investment person Any access person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of covered securities by an IR&M client. Investment persons generally



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


          include portfolio managers and analysts whose primary responsibilities include recommending and selecting securities for the accounts of IR&M clients.

     M.   IR&M Income Research & Management, Inc.

     N. IR&M client Any client, including a fund, for which IR&M manages assets. Any reference to client accounts refers only to accounts managed by IR&M and not accounts managed by others.

     O. IR&M employee Any employee of IR&M, acting for an account in which any of the following persons has direct or indirect beneficial ownership:

          1. the employee, the employee's spouse or minor children or any member of the employee's immediate family sharing the same household (an "employee account"), or

          2. the employee or an immediate family member of the employee (for example, a family trust) if the account receives investment advice of any kind from the employee (a "family account").

     P. Limited offering An offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) of the 1933 Act or rule 504, 505 or 506 under the 1933 Act.

     Q. 1940 Act The Investment Company Act of 1940 and the rules thereunder, both as amended from time to time, and any order or orders thereunder that may from time to time be applicable to any fund.

     R. Purchase Among other things, the writing of an option to purchase a security.

     S.   Sale Among other things, the writing of an option to sell a security.

     T.   Security A security as defined in section 2(a)(36) of the 1940 Act.

     U. Short-Term Trading The sale of a covered security (or closing of an option on the covered security) within 90 days after purchasing the covered security (or entering into the option). The exercise by the holder of an option written by the IR&M employee is not a closing of the option. For sales that require preclearance, all sales of a particular security covered by the same written approval will be treated as a single transaction. For sales that do not require preclearance, all sales of a particular security effected within any period of 5 business days will be treated as a single transaction.

II.  General Principles

     All IR&M employees should always place the interests of IR&M clients ahead of their own. Each IR&M employee should conduct all personal securities transactions in a manner that is consistent with this code of ethics and avoids any actual or potential conflict of interest. No



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


IR&M employee may misuse information about client accounts, abuse the employee's position of trust and responsibility or take inappropriate advantage of the employee's position.

III. Prohibited Transactions

     A. Fraudulent Practices No IR&M employee, in connection with the purchase or sale, directly or indirectly, by that employee of a covered security held or to be acquired by a fund or other IR&M client, may:

          1. employ any device, scheme or artifice to defraud a fund or other IR&M client;

          2. make to the fund or other IR&M client any untrue statement of a material fact or omit to state to a fund or other IR&M client a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading;

          3. engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a fund or other IR&M client; or

          4. engage in any manipulative practice with respect to a fund or other IR&M client.

     B. Improper Use of Information No IR&M employee may use information from any source in a manner contrary to the interest of, or in competition with, any IR&M client. No IR&M employee may use his or her knowledge about the securities transactions or holdings of an IR&M client in trading for any employee or family account. Any investment ideas developed by an IR&M employee must be made available to the IR&M clients before the IR&M employee may engage in personal transactions based on these ideas.

     C. Front-Running. No IR&M employee may engage in front-running an order or recommendation for an IR&M client, regardless of who is handling or generated the order or recommendation. Front-running means purchasing or selling the same or underlying securities, or derivatives based on these securities, ahead of and based on a knowledge of IR&M client securities transactions that are likely to affect the value of these securities.

     D. Personal Trading While Client Trades are Pending. No IR&M employee may purchase or sell any covered security that:

          1. Is being purchased or sold on behalf of an IR&M client. (This means that an order has been entered but not executed for the IR&M client);

          2. Has been purchased or sold on behalf of an IR&M client within the previous 5 business days; or

          3. Currently is being considered for purchase or sale on behalf of any IR&M client, even though no order has been placed, unless the transaction is exempt under section VI below.



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         These  prohibitions  will continue until IR&M completes the purchase or sale or decides not to engage in the transaction.


================================================================================
                                    REMINDER
         The buying, writing or closing out of a put or call option on a covered security is considered to be a transaction in the
      underlying covered security and is subject to the same restrictions as the direct purchase or sale of the covered security.
================================================================================


     E. Short Sales No IR&M employee may sell short a covered security held in an IR&M client account managed by IR&M.

     F. Excessive Short-Term Trading Although short-term trading is not absolutely prohibited, IR&M employees are hired and compensated with the expectation that they will invest for their employee and family accounts on a long-term basis. Short-term trading is excessive when it
          (1) presents an unacceptable risk of conflicts with the interests of IR&M clients, (2) may over time impair the IR&M employee's judgment on behalf of IR&M clients or (3) may unduly occupy an IR&M employee's thoughts and time during working hours. Accordingly, no IR&M employee may continue to engage in a pattern of short-term trading that the compliance director has determined to be excessive. The compliance director will make this determination case-by-case, taking into account all relevant factors, including prevailing securities market conditions and the types of securities traded.

     G. Transactions With or Involving IR&M Clients No IR&M employee may directly or indirectly sell to or purchase from an IR&M client any security or other property, other than shares issued by the funds. Each IR&M employee must also refrain from knowingly engaging in any transaction (1) to which an IR&M client is a party or (2) that affects the interests of an IR&M client.

     H. Disclosure of Confidential IR&M Information No IR&M employee may disclose unnecessarily or for personal gain to any person outside IR&M any confidential information about (1) IR&M's research or (2) the portfolio or actual or proposed securities transactions of any IR&M client. All information about IR&M and its clients is considered confidential unless it has been publicly announced or reported, or there is a valid business reason for disclosing the information.

     I. Inside Information No IR&M employee may use or trade on the basis of inside information about any issuer of securities, whether on behalf of the employee, an IR&M client or any other person. Inside information is material information not generally available to the public. No IR&M employee may solicit inside information from any company, whether or not IR&M clients own the company's stock or IR&M analysts follow the company. Any IR&M employee who inadvertently receives inside information should contact the compliance director immediately.



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


     J. Improper Use of Funds No IR&M employee may pay, or offer or commit to pay any consideration which might be or appear to be a bribe, kickback or other improper payment in connection with IR&M's business. Any IR&M employee who learns of any such payments or has any questions on this subject should immediately contact the compliance director.

     K. Solicitation of Contributions No IR&M employee may solicit any charitable, political or other contribution on IR&M letterhead, while referring to IR&M in connection with the solicitation or in person while on IR&M business. An IR&M employee who uses other permitted media to solicit such a contribution from IR&M vendors must refrain from suggesting that the contribution is required to keep IR&M's business.

     L. Gifts or Other Preferential Treatment No IR&M employee or member of his or her immediate family living in the same household may seek or accept gifts, favors, preferential treatment or special arrangements of material value from any broker, dealer, investment adviser, bank, financial institution or other supplier of goods or services to IR&M, on behalf of itself or its clients. The following table provides a non-exclusive list of examples of items that are considered or not considered to have material value.

          ----------------------------------------------------------------------
             Items With Material Value           Items Without Material Value
                   DO NOT ACCEPT                       YOU MAY ACCEPT
          -------------------------------     ----------------------------------

          Any  gift  with a value of over     Occasional   lunches  and  dinners
          $100 or  which,  together  with     conducted for business purposes
          other gifts  received  from the     ----------------------------------
          same source during the same Occasional attendance at theater, calendar year, has a value of sporting or other entertainment
          over $100                           events
          -------------------------------     ----------------------------------
          Entertainment (such as sporting Occasional cocktail parties or events, theater, golf games, similar social events conducted
          etc.)  of  a  recurring  nature     for business purposes
          from the same source
          -------------------------------     ----------------------------------
          The cost of transportation to, Small gifts (usually in the form and lodging and meals while in, of reminder advertising) such as
          a  place   outside  the  Boston     pens,  calendars,   etc.,  with  a
          Metropolitan area, unless the cumulative value during any one receipt of these items has been calendar year of not more than
          approved   in  advance  by  the     $100 per source.
          compliance director
          -------------------------------     ----------------------------------
          Personal  loans to the employee
          of family  member on terms more
          favorable than those  generally
          available    to    persons   of
          comparable  credit standing and
          with comparable collateral
          -------------------------------
          Preferential          brokerage
          commissions or spreads for, the
          allocation  of  stock  in  'hot
          issue' initial public offerings
          to or  the  opportunity  to buy
          securities    in   a    limited
          offering  for  an  employee  or
          account of an IR&M employee
          ----------------------------------------------------------------------



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Notwithstanding  the  above  examples,  an IR&M  employee  may  not,  under  any circumstances, accept anything that could lead to or reinforce the appearance of any conflict of interest. For example, an IR&M employee may not accept any gift that appears to be a reward or inducement for directing IR&M's business to the giver or the giver's employer.


IV.  Special Rules for Investment Persons

     A. An investment person, before purchasing securities for the account of an IR&M client managed by that investment person, must sell from the investment person's employee and family accounts any of those securities that were purchased within the last 15 calendar days.

     B. An investment person must obtain advance written approval from the compliance director in order to voluntarily sell from an employee or family account any security held in an IR&M client portfolio that is managed by the investment person. The compliance director may grant this approval if he determines that:

          1. Preventing the sale would impose undue hardship on the investment person or

          2. The sale would not reflect adversely on the suitability of the security for the IR&M client portfolios managed by the investment person.

V.   Activities and Transactions that Require Preclearance or Waivers

     A. Preclearance Requirement No IR&M employee may engage in any of the activities described in this section unless the employee applies for and obtains advance written approval from the compliance director.

          1. Initial Public Offerings Purchasing covered securities in an initial public offering or on the open market within 5 business days after the termination of an initial public offering of the covered securities.

          2. Limited Offerings Purchasing covered securities in a limited offering.

          3. Service on Unaffiliated Company Boards Serving as a director or trustee of an unaffiliated company. The compliance director will not usually approve requests by investment persons to serve as directors or trustees of companies that might be eligible for investment by any IR&M client.

          4. Outside Fiduciary Positions Accepting an appointment or serving as a trustee, executor, custodian or other fiduciary, or as a private investment adviser or counselor, for any outside account.

          5. Outside Consulting Services Becoming involved in consultations or negotiations for corporate financing, acquisitions or other transactions for outside companies



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


               (whether or not held by any IR&M client) or negotiating or accepting a fee in connection with these activities.

     B. Waivers The compliance director, after consultation with the appropriate IR&M personnel, may grant a written waiver from any of the substantive provisions of this code if the compliance director determines that the waiver (1) is justified to avoid undue hardship to the affected IR&M employee and (2) would not lead to any of the abuses or potential abuses that this code is designed to prevent. IR&M employees should not expect waivers to be routinely granted and are discouraged from seeking waivers except in unusual circumstances.

VI.  Exemptions

The following transactions are exempt from the substantive restrictions and preclearance requirements in sections III, IV and V, but not from the reporting provisions, of this code.

     A. No Influence or Control Purchases or sales of securities for an account over which the IR&M employee has no direct or indirect influence or control.

     B Non-Volitional Transactions Purchases or sales of securities which are non-volitional on the part of the IR&M employee. These include:

          1. Option Exercises by Others The purchase or sale of a security in conformity with an IR&M employee's contractual obligations under a put or call option sold (written) in compliance with this code and exercised by the holder of the option. An exercise does not include the closing out of an option by the IR&M employee.

          2. Margin Calls The sale by a broker-dealer of a security in a margin account maintained with the broker-dealer by an IR&M employee pursuant to a bona fide margin call, but only if the withdrawal of collateral from the account was not a factor contributing to the occurrence of the margin call.

     C. Automatic Purchases or Sales Purchases or sales of securities that are part of an automatic dividend reinvestment, cash purchase or withdrawal plan, but only if the IR&M employee makes no adjustment to the amount of securities purchased or sold under the plan.

     D. Exercises of Rights Purchases of securities resulting from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent these rights were acquired by the IR&M employee from the issuer, and sales of rights so acquired.

     E. All or None Tender Offers Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offeror's acquisition of all of the securities of the same class.



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VII. Brokerage Accounts

IR&M employees must direct their brokers to supply to the compliance director on a timely basis duplicate copies of confirmations of all covered securities transactions in which the IR&M employee has a beneficial ownership interest and related periodic statements for all employee and family accounts, whether or not one of the exemptions listed in section VI applies. If an IR&M employee is unable to arrange for duplicate copies of confirmations and periodic account statements to be sent to the compliance director, the IR&M employee must immediately notify the compliance director.


VIII.Reporting Requirements

Every IR&M access person subject to this section VIII must submit to the compliance director, on forms designated by the compliance director, the following reports as to (1) all covered securities and brokerage accounts in which the access person has, or by reason of a transaction, acquires beneficial ownership, whether or not the IR&M employee had any direct or indirect control over the covered securities or accounts and (2) all family accounts, in each case, including reports covering securities and accounts exempted by section VI.

     A. Initial Holdings Reports Not later than 10 days after an access person becomes an access person, the following information:

          1. The title, number of shares and principal amount of each covered security (x) in which the access person had any direct or indirect beneficial ownership and (y) that was included in a family account when the access person became an access person.

          2. The name of any broker, dealer or bank with whom the IR&M employee maintained (x) an account containing securities (including but not limited to covered securities) in which the access person had any direct or indirect beneficial ownership or
               (y) a family account, each as of the date the access person became an access person.

         3. The date the report is being submitted by the access person.

     B. Quarterly Transaction Reports Not later than 10 days after the end of each calendar quarter, the following information:

          1. Covered Securities Transaction. For any acquisition or disposition during the calendar quarter of a covered security (x) in which the access person had any direct or indirect beneficial ownership and (y) that was included in a family account:

               a. The date of the acquisition or disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security.



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


               b.   The  nature  of  the   acquisition  or  disposition   (i.e.,
                    purchase, sale, gift or any other type of acquisition or disposition).

               c. The price of the covered security at which the acquisition or disposition was effected.

               d. The name of the broker, dealer or bank with or through which the acquisition or disposition was effected.

               e.   The date the report is being submitted by the access person.

          2. Brokerage Accounts For (x) any account established by the access person containing securities (including but not limited to covered securities) in which the person had a direct or indirect beneficial ownership and (y) a family account during the quarter:

               a. The name of the broker, dealer or bank with whom the access person established the account.

               b.   The date the account was established.

               c.   The date the report is being submitted by the access person.

          3. If There Are No Transactions or New Accounts If no reportable transactions in any covered securities were effected or new accounts opened during a calendar quarter, the affected access person must submit to the compliance director, within ten calendar days after the end of the quarter, a report stating that no reportable covered securities transactions were effected and no new accounts were opened during the quarter.

     C. Annual Holdings Reports By a date specified by the compliance director and as of a date within 30 days before this reporting deadline, the following information:

          1. The title, number of shares and principal amount of each covered security (x) in which the access person had any direct or indirect beneficial ownership and (y) that was included in a family account.

          2. The name of any broker, dealer or bank with whom the access person maintained (x) an account containing securities in which the access person had any direct or indirect beneficial ownership and (y) a family account.

          3.   The date the report is being submitted by the access person.

     D. Identification of Exemptions Every report concerning a covered securities transaction that would be prohibited by section III, IV or V if an exemption were not available under section VI must identify the exemption relied upon and describe the circumstances of the transaction.



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


     E.   Avoiding  Duplicative  Reports  Notwithstanding  paragraph  B of  this section VIII, an access person need not make quarterly transaction reports under this code of ethics if the reported information would duplicate information (1) contained in a broker confirmation or account statement submitted in accordance with section VII of this code or (2) reported pursuant to rule 204-2(a)(12) under the Investment Advisers Act of 1940 (the "Advisers Act").

     F. Disclaimer of Beneficial Ownership Any report submitted by an access person in accordance with this code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in any covered security to which the report relates. The existence of any report will not by itself be construed as an admission that any event included in the report is a violation of this code.

     G. Alternative Reporting Procedures To the extent consistent with rule 17j-1 under the 1940 Act, and rule 204-2(a)(12) under the Advisers Act, the compliance director may approve other alternative reporting procedures.

IX.  Initial and Annual Certification of Compliance

     A. Initial Certification Each IR&M employee, within ten (10) days after becoming an IR&M employee, must certify, on a form designated by the compliance director, that the IR&M employee:

          1. Has received, read and understands this code of ethics and recognizes that the IR&M employee is subject to the code;

          2.   Will comply with all the requirements of this code of ethics; and

          3. Has disclosed to the compliance director all holdings of covered securities and all accounts required to be disclosed pursuant to the requirements of this code of ethics.

     B. Annual Certification Each IR&M employee must also certify annually (by a date specified by and on the form designated by the compliance director) that the IR&M employee:

          1. Has received, read and understand this code of ethics and recognizes that the IR&M employee is subject to the code;

          2.   Has complied  with all the  requirements  of this code of ethics;
               and

          3. Has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported in compliance with the requirements of this code of ethics.



April 26, 2000                                                     Page 11 of 14

X.   Confidentiality

All information obtained from any IR&M employee under this code normally will be kept in strict confidence by IR&M, except that reports of transactions and other information obtained under this code may be made available to the SEC or any other regulatory or self-regulatory organization or other civil or criminal authority to the extent required by law or regulation or to the extent considered appropriate by senior management of IR&M in light of all the circumstances. In addition, in the event of violations or apparent violations of the code, this information may be disclosed to affected IR&M clients.


XI.  Identification of and Notice to Access Persons

The compliance director will (A) identify all persons who are considered to be access persons and investment persons, (B) inform these persons of their respective duties and (C) provide these persons with copies of this code of ethics.


XII. Review of Reports

     A. The compliance director will compare the reported personal securities transactions and holdings of each IR&M employee with completed and contemplated portfolio transactions and holdings of IR&M clients to determine whether a violation of this code may have occurred. The alternative compliance director will make this comparison in reviewing the reports of the compliance director. Before determining that a violation has been committed by any IR&M employee, the compliance director or alternative compliance director will provide that person with an opportunity to supply additional explanatory material.

     B. If the compliance director or alternative compliance director determines that a violation of this code has or may have occurred, he or she will submit a written determination, together with the related report by the IR&M employee and any additional explanatory material provided by the IR&M employee, to the president of IR&M, who will independently consider and determine whether a violation has occurred.

     C. On an annual basis, the compliance director will prepare a summary of the level of compliance by all IR&M employees with this code during the previous year. This summary will include the percentage of access person reports timely filed, the number and nature of all material violations and any other material information.


XIII.Sanctions

Any violation of this code of ethics will result in the imposition of such sanctions as the management of IR&M may deem appropriate under the circumstances. These sanctions may include, but are not limited to, a warning, disgorgement of profits obtained in connection with a violation, the imposition of fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.



April 26, 2000                                                     Page 12 of 14

XIV. Recordkeeping Requirements

IR&M will maintain and preserve:

     A. In an easily accessible place, a copy of this code of ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

     B. In an easily accessible place, a record of any violation of this code of ethics (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of this violation for a period of five years following the end of the fiscal year in which the violation occurs;

     C. A copy of each report (or computer printout) submitted under this code of ethics for a period of five years. For the first two years these reports must be maintained and preserved in an easily accessible place;

     D. In an easily accessible place, a list of all persons who are, or within the past five years were, required to make or required to review, reports pursuant to this code of ethics.

     E.   A copy of each report  provided  to any fund as required by  paragraph
          (c)(2)(ii) of rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which the report is made. For the first two years each report will be preserved in an easily accessible place; and

     F. A written record of any decision, and the reasons supporting any decision, to approve the purchase by an access person of any security in an initial public offering or in a limited offering. Each record must be maintained for a period of five years following the end of the fiscal year in which the approval is granted.


                                                     Approved:  March    , 2000



April 26, 2000                                                     Page 13 of 14

                        EXAMPLES OF BENEFICIAL OWNERSHIP

"Beneficial ownership" of a security has been addressed by the Securities and Exchange Commission in a number of releases and encompasses many diverse situations, including the following:

     1. Securities held by you for your own benefit, whether bearer form, registered in your name, or otherwise.

     2. Securities held by others for your benefit (regardless of whether or how they are registered), such as securities held for you by a custodian, broker, relative, executor or administrator.

     3.   Securities held for your account by a pledgee.

     4. Securities held by a trust in which you have an income or remainder interest, unless you only interest is to receive principal if (i) some other remainderman dies before distribution, or (ii) some other person by will directs a distribution of trust property or income to you.

     5. Securities held by you as trustee or co-trustee, if either you or a member of your immediate family (i.e., your spouse, children and their descendants, step-children, parents and their ancestors, and step-parents [treating a legal adoption as a blood relationship]) have an income or remainder interest in the trust.

     6. Securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

     7.   Securities held by any partnership in which you are a partner.

     8. Securities held by a personal holding company controlled by you alone or jointly with others.

     9. Securities held in the name of your spouse unless you are legally separated.

     10. Securities held in the name of your minor child or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home, even if the securities were not received from you and the dividends are not actually used for the maintenance of your home.

     11. Securities held in the name of another person (other than those listed in examples 9 and 10 above), if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent the those of ownership.

     12. Securities held in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in example 11 above), if you can vest or revest title in yourself.



April 26, 2000                                                     Page 14 of 14